UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                November 21, 2016

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 21, 2016, Oceaneering International, Inc. ("Oceaneering" or "we") entered into Agreement and Amendment No. 2 to Credit Agreement ("Amendment No. 2") to our credit agreement dated as of October 27, 2014, as previously amended, (the "Credit Agreement") with Wells Fargo Bank, National Association, as administrative agent and swing line lender, and specified other financial institutions, as lenders (the "Lenders"). The Credit Agreement originally provided for a $300 million three-year term loan (the "Term Loan Facility") and a $500 million five-year revolving credit facility (the "Revolving Credit Facility").

Amendment No. 2 amended the Credit Agreement to, among other things, extend the maturities of the Term Loan Facility and the Revolving Credit Facility, to October 25, 2019 and October 25, 2021, respectively, with the extending Lenders, which represent 90% of the existing commitments of the Lenders, such that (a) the total commitments for the Revolving Credit Facility will be $500 million until October 25, 2020 and thereafter $450 million until October 25, 2021, and (b) the outstanding term loan maturities pursuant to the Term Loan Facility will be $300 million until October 27, 2018 and thereafter $270 million until October 25, 2019.

The foregoing summary is qualified in its entirety by reference to Amendment No. 2, a copy of which is filed as Exhibit 4.1 to this Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following is being included as an exhibit to this report.

4.1
Agreement and Amendment No. 2 to Credit Agreement, dated as of November 21, 2016, by and among Oceaneering International, Inc., Wells Fargo Bank, National Association, as administrative agent and swing line lender, and certain lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	November 21, 2016	By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Exhibit Index

4.1
Agreement and Amendment No. 2 to Credit Agreement, dated as of November 21, 2016, by and among Oceaneering International, Inc., Wells Fargo Bank, National Association, as administrative agent and swing line lender, and certain lenders party thereto.

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